Exhibit 4.7

(Executed Version)

Dated the 31st day of July 2007

BESTCHEER INTERNATIONAL LIMITED

and

CDH INSERVICE LIMITED

and

KINGSFORD RESOURCES LIMITED

(as Transferors)

and

CNinsure INC.

(as Transferee)

AGREEMENT AND PLAN OF REORGANIZATION FOR TRANSFER OF

THE ENTIRE ISSUED SHARE CAPITAL IN

CISG HOLDINGS LTD. IN EXCHANGE FOR SHARES OF CNINSURE INC.

STEVENSON, WONG & CO.

Solicitors and Notaries

4/F & 5/F, Central Tower

No. 28 Queen’s Road Central

Central

Hong Kong

Ref: LFC/HLO(P)/65606/07 (COMM)

(Executed Version)

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is dated the 31st day of July 2007

BETWEEN:

(1)	(i)	BESTCHEER INTERNATIONAL LIMITED, a company incorporated in British Virgin Islands (I.B.C. No. 666492) whose registered office is situate at the offices of Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Bestcheer”).

	(ii)	CDH INSERVICE LIMITED, a company incorporated in British Virgin Islands (I. B. C. No. 1000928) whose registered office is situate at the offices of Maple Finance BVI Limited, P. O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands (“CDH”); and

	(iii)	KINGSFORD RESOURCES LIMITED, a company incorporated in British Virgin Islands (I.B.C. No. 504120) whose registered office is situate at Beaufort House, P.O. Box 438, Road Town, Tortola, British Virgin Islands (“Kingsford”);

(each a “Transferor” and collectively, the “Transferors”);

(2)	CNINSURE INC., a company incorporated in Cayman Islands whose registered office is situate at P. O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands (the “Transferee”).

WHEREAS:

(A)	CISG Holdings Ltd. (the “Company”) is a company incorporated in British Virgin Islands under IBC No. 599853 and having an authorised share capital of RMB100,000,000.00 divided into 1,000,000,000 shares of RMB0.10 each, 68,421.0526 shares of which have been issued and are fully paid or credited as fully paid.

(B)	CNinsure Holdings Ltd. (“BVI CNinsure”) is a company incorporated under the laws of the British Virgin Islands which has an authorized share capital of US$50,000.00 divided into 50,000 shares of US$1.00 each, of which 1 share has been issued and is beneficially owned by the Company.

(C)	As at the date hereof, BVI CNinsure is owner holding the entire equity interest in (Yiqiman Enterprise Management Consulting (Shenzhen) Co., Ltd.) (“Yi Qi Man”) and (Haidileji Image Planning (Shenzhen) Co., Ltd) (“Hai Di Le Ji”) both of which are wholly foreign owned enterprises incorporated under the laws of the People’s Republic of China.

(Executed Version)

Yi Qi Man and Hai Di Le Ji have also formed a private limited liability company called (Shenzhen Fanhua Nanfeng Enterprise Management Consulting Co., Ltd.) (“Fan Hua”). Fan Hua has three subsidiaries which are (Guangzhou Zhongqi Enterprise Management Consulting Co. Ltd) (“Zhong Qi”); (Beijing Rui Si Ke Management Consulting Co. Ltd.) (“Rui Si Ke”) and Beijing Fan Lian Investment Company Limited (“Fan Lian”).

BVI CNinsure is also owner holding the entire issued share capital of a company called Intense Rise Limited.

(D)	By virtue of a set of contracts made between Yi Qi Man of the one part and shareholders of (Guangdong Meidiya Investment Co., Ltd.) and (Sichuan Yihe Investment Co., Ltd.) and are collectively referred to as “PRC Holding Vehicles”) of the other part, Yi Qi Man has acquired effective control over PRC Holding Vehicles. At present, PRC Holding Vehicles are registered legal owners of various companies (“PRC Operating Vehicles”) incorporated in accordance with PRC laws.

Corporate particulars of the Company, BVI CNinsure, Yi Qi Man, Hai Di Le Ji, Fan Hua, Zhong Qi, Rui Si Ke, Fan Lian, PRC Holding Vehicles and PRC Operating Vehicles are set out in Schedule 1 of this Agreement.

(E)	As at the date hereof, Bestcheer is legal and beneficial owner of 47,840 shares constituting 69.92% of the entire issued share capital of the Company, CDH is legal and beneficial owner of 17,160 shares constituting 25.08% of the entire issued share capital of the Company, and Kingsford is the legal and beneficial owner of 3,421.0526 shares constituting 5% of the entire issued share capital of the Company.

(F)	Pursuant to an integrated plan, the Transferors have agreed to transfer and the Transferee has agreed to acquire, the Transfer Shares in exchange for the issuance of the Consideration Shares in the names of the Transferors, subject to and upon the terms of this Agreement in a transaction intended to qualify as a reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended (“Reorganization”).

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	INTERPRETATION

1.1	In this Agreement (including the Recitals), unless the context otherwise requires, the following words and expressions shall have the meaning ascribed to each of them respectively below:-

“2005 Shareholders Agreement”	the Shareholders Agreement dated 22 December 2005 made between, inter alia, shareholders of the Company;

(Executed Version)

“Affiliate”	an “affiliate” of a specified person is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified;

“Bestcheer Transfer Shares”	47,840 issued shares in the Company beneficially owned by Bestcheer representing 69.92% of the entire issued share capital of the Company as at the date of this Agreement;

“Cathay”	Cathay Auto Services Limited, a shareholder owing 16.74% of the entire issued share capital of Bestcheer as at the date of this Agreement;

“CDH Transfer Shares”	17,160 issued shares in the Company beneficially owned by CDH representing 25.08% of the entire issued share capital of the Company as at the date of this Agreement;

“Closing”	closing of the transfer of the Transfer Shares in exchange for the Consideration Shares in accordance with the terms and conditions of this Agreement;

“Closing Date”	the date when Closing is to take place in accordance with clause 4;

“Company”	has the meaning ascribed thereto in Recital (A);

“Consideration Shares”	the 684,210,525 Shares to be allotted and issued to the Transferors as provided by Clause 3.1 in consideration for the transfer of the Transfer Shares by the Transferors to the Transferee;

“Control”	shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

“Encumbrance”	any mortgage, charge, pledge, lien, (otherwise than arising by statute or operation of law), hypothecation or other encumbrance, priority or security interest, deferred purchase, title retention, leasing, sale-and purchase or sale and leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same and “Encumber” shall be construed accordingly;

“Incorporation Share”	the one paid up share of US$0.001 issued by the Transferee and currently registered in the name of the subscriber of Mapcal Limited;

(Executed Version)

“Kingsford Transfer Shares”	3,421.0526 issued shares in the Company beneficially owned by Kingsford representing 5% of the entire issued share capital of the Company as at the date of this Agreement;

“New Shareholders Agreement”	the new Shareholders Agreement to be entered into by shareholders of the Transferee as soon as practicable after signing of this Agreement;

“RMB”	Renminbi; the lawful currency of the People’s Republic of China;

“Transfer Shares”	Bestcheer Transfer Shares, CDH Transfer Shares and Kingsford Transfer Shares;

“Shares”	ordinary voting shares of US$0.001 each in the capital of the Transferee;

“Subsidiary”	has the meaning ascribed thereto in Section 2(1) of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong);

“this Agreement”	this agreement for the transfer of the Transfer Shares in exchange for the Consideration Shares, as amended from time to time;

“US$”	the lawful currency of the United States of America;

“Warranties”	the representations, warranties and undertakings given by the Transferors and the Tranferee as set out in Clauses 5 and 6.

1.2	The headings of this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. Unless the context otherwise requires, references in this Agreement to the singular shall be deemed to include references to the plural and vice versa; references to one gender shall include all genders and references to any person shall include an individual, firm, body corporate or unincorporate.

1.3	References in this Agreement to clauses, schedules and exhibits are references to clauses, schedules and exhibits of this Agreement and references to sub-clauses and paragraphs are, unless otherwise stated, references to sub-clauses and paragraphs of the clause, sub-clause or, as appropriate, the schedules and exhibits of this Agreement.

1.4	References to any statute or statutory provision shall include any statute or statutory provision which amends or replaces or has amended or replaced it and shall include any subordinate legislation made under the relevant statute.

(Executed Version)

2.	TRANSFER AND ACQUISITION OF THE SHARES; SEVERAL OBLIGATIONS

2.1	Subject to and upon the terms and conditions of this Agreement, each of the Transferors shall, as legal and beneficial owners transfer and the Transferee shall acquire, their respective Transfer Shares with effect from Closing Date free from all Encumbrances together with all rights now or hereafter attaching thereto including but not limited to all dividends paid, declared or made in respect thereof.

2.2.	Notwithstanding any other provision in this Agreement, the obligations of the Transferors under this Agreement shall be several and not on joint basis.

2.3	Notwithstanding any other provision in this Agreement, the Transferee shall simultaneously complete the transfer and acquisition of all of the Transfer Shares from all Transferors under this Agreement.

3.	CONSIDERATION

3.1	The consideration for the transfer of Bestcheer Transfer Shares, CDH Transfer Shares and Kingsford Transfer Shares shall be satisfied in full by (i) the allotment and issuance by the Transferee to Bestcheer of 478,399,999 Consideration Shares and the transfer of the Incorporation Share to Bestcheer, (ii) the allotment and issuance by the Transferee to CDH of 171,600,000 Consideration Shares and (iii) the allotment and issuance by the Transferee to Kingsford of 34,210,526 Consideration Shares

4.	CLOSING

4.1	Closing shall take place on the Closing Date when all the acts and requirements set out in this Clause 4 shall be complied with.

4.2	On Closing,

(a)	each Transferor shall deliver or procure the delivery to the Transferee of all the following:-

(i)	duly executed instruments of transfer in favour of the Transferee in respect of such Transferor’s Transfer Shares together with the relevant share certificate(s); and

(ii)	any other documents which may be required to give good title to such Transfer Shares or which may be necessary to enable the Transferee to procure the registration of the same in the name of the Transferee as required by the Transferee.

(b)	the Transferors shall procure that board meeting of the Company be held at which the following board resolutions shall be passed (where appropriate):

(i)	to approve the transfer of the Transfer Shares to the Transferee and the entry of the name of the Transferee for registration as the holder of the Transfer Shares with the relevant share certificate(s);

(Executed Version)

(ii)	to deal with and resolve upon such other matters as the Transferee shall so reasonably require for the purpose of giving effect to the provisions of this Agreement;

and all the above with effect from the close of business of the relevant meeting.

4.3	Subject to the completion of the matters referred to in Clause 4.2 above, the Transferee shall on the Closing Date:

(i)	issue and allot the Consideration Shares (and share certificates evidencing such Consideration Shares), credited as fully paid to each of the Transferors as set out in Clause 3 above, and free from all Encumbrances;

(ii)	procure transfer of the Incorporation Share from the subscriber to Bestcheer;

(iii)	deliver to the Transferors a copy of the register of members of the Transferee evidencing the issue and allotment of the relevant number of the Consideration Shares to the Transferors respectively and the transfer of the Incorporation Share to Bestcheer.

4.3	No party shall be obliged to perform any obligations under this Clause 4 unless the other party fully complies with the requirements imposed on it under this Clause 4.

5.	WARRANTIES OF THE TRANSFERORS

5.1	Each of the Transferors hereby represents, warrants and undertakes to the Transferee with respect to itself that:

(a)	it is the legal and beneficial owner of its Transfer Shares free and clear of any Encumbrance whatsoever and is entitled to sell and transfer the full legal and beneficial ownership of the same unencumbered to the Transferee;

(b)	there is no Encumbrance on, over or affecting all or any of the Transfer Shares other than under the 2005 Shareholders Agreement;

(c)	each of the Transferor has the right, power and authority to enter into this Agreement;

(d)	none of the Transferors has any claim against the Company or any director of the Company for any fees, costs, expenses, damages, liabilities, compensation, losses and there is no outstanding obligation owing by the Company or any director of the Company to any of the Transferors.

5.2	Each of the Transferors hereby covenants with the Transferee to indemnify and keep indemnified the Transferee against any loss or liability suffered by the Transferee as a result of or in connection with any of the Warranties of such Transferor being untrue or misleading or breached.

(Executed Version)

6.	WARRANTIES OF THE TRANSFEREE

6.1	The Transferee hereby represents and warrants to the Transferors that:-

(a)	the Transferee is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the laws of the place of its incorporation or establishment and has all requisite power and authority to own its properties and assets.

(b)	the Transferee has all requisite power, authority and capacity to enter into this Agreement, and to perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Transferee. This Agreement, when executed and delivered by the Transferee, will constitute valid and legally binding obligations of the Transferee, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

(c)	the execution and delivery of this Agreement by the Transferee and the performance of its obligations hereunder will not result in (i) any conflict with the memorandum and articles of association of the Transferee or (ii) any breach or violation of, conflict with or default under any law, statute, regulation, judgment, order, decree, license, permit or other governmental authorization or any mortgage, lease, agreement, deed of trust, indenture or any other instrument to which the Transferee is a party or by which it or its properties or assets are bound.

(d)	immediately prior to the Closing of this Agreement, the authorized share capital of the Transferee is 1,000,000,000 ordinary shares, of which 1 share (being the Incorporation Share) is issued and outstanding. Immediately after the Closing of this Agreement, the authorized share capital of the Transferee will be 1,000,000,000 ordinary shares, of which 684,210,526 are issued and outstanding.

(e)	the Consideration Shares, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable.

(f)	prior to the Closing of this Agreement, the Transferee has not conducted any business. The Transferee has no indebtedness for borrowed money that it has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which it has otherwise become directly or indirectly liable.

6.2	The Transferee hereby covenants with the Transferors to indemnify and keep indemnified the Transferors against any loss or liability suffered by the Transferors as a result of or in connection with any of the Warranties of the Transferee being untrue or misleading or breached.

(Executed Version)

6.3	The rights and remedies of the Transferee and Transferors in respect of a breach of the Warranties shall not be affected by Closing.

7.	FURTHER ASSURANCE AND COVENANT

7.1	The Transferors shall execute, do and perform or procure to be executed, done and performed by other necessary parties all such further acts, agreements, assignments, assurances, deeds and documents as the Transferee may require effectively to vest the registered and beneficial ownership of the Transfer Shares in the Transferee free from all Encumbrances.

7.2	The parties hereto covenant and agree (i) that CDH may prepare and file a Form 8832 (“Check-the-box election”) with the United States Internal Revenue Service with respect to the Company for the purpose of treating the contribution of the Transfer Shares hereunder as a Reorganization for United States tax purposes, and (ii) to fully cooperate with CDH in preparing the Check-the-box election, including without limitation, to cause the Company to execute Form 8832 effective on the date immediately following the Closing Date. Neither the Transferee, nor the Company, nor any of its Affiliates or officers shall be responsible for any consequences or damages resulting from the making of (or the failure to make unless such failure has been caused by the Company’s failure to execute the Check-the-Box election as contemplated in this Section 7.2) the Check-the-box election.

8.	TIME; WAIVER; EFFECT OF CLOSING

8.1	Time shall in every respect be of the essence of this Agreement but no failure on the part of any party hereto to exercise, and no delay on its part in exercising any right hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise of it or the exercise of any other right or prejudice or affect any right against any other parties hereto. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

9.	AMENDMENTS

9.1	This Agreement shall not be amended, supplemented or modified except by instruments in writing signed by all parties hereto.

10.	NOTICES

10.1	All notices or communications required to be served or given pursuant to this Agreement shall be:-

(a)	in writing and may be sent by telex, prepaid postage (by airmail if to another country), facsimile transmission or personal delivery;

(Executed Version)

(b)	sent to the parties at the telex number, facsimile number and/or address from time to time designated in writing by that party to the other, the initial address so designated by each party being set out at the beginning of this Agreement; and

(c)	deemed to have been given and received by the relevant parties (i) within two (2) days after the date of posting, if sent by local mail; four (4) days after the date of posting, if sent by airmail; (ii) when delivered, if delivered by hand; and (iii) on dispatch, if sent by telex or facsimile transmission.

11.	ASSIGNMENT

11.1	The Transferee may assign the benefit of any of its rights under this Agreement. This Agreement shall not be assignable by the Transferors (save as expressly permitted herein) but shall be binding upon and inure for the benefit of each Party’s successors in title, except that CDH and Cathay may assign this Agreement (and any right hereunder) to any of their respective Affiliates. The Affiliates of CDH shall include CDH China Growth Fund II, L.P., CDH China Growth Capital Fund III, L.P., CDH Venture Partners and Cephei Absolute Return Fund Ltd.

11.2	This Agreement shall be binding upon each party’s successors and assigns and personal representatives and except as expressly provided in Clause 10.1, none of the rights of the parties under this Agreement may be assigned or transferred.

12.	COSTS AND STAMP DUTY

12.1	Each party shall bear its own costs and expenses (including legal fees) incurred in connection with the preparation, negotiation, execution and performance of this Agreement and all documents incidental or relating to Closing.

12.2	All stamp duty (if any) payable in connection with the transfer and acquisition of the Transfer Shares and the issuance of the Consideration Shares shall be wholly borne by the Transferee.

13.	GOVERNING LAW AND JURISDICTION

13.1	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

13.2	The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong.

IN WITNESS whereof this Agreement has been duly executed by all parties hereto the day and year first above written.

(Executed Version)

THE TRANSFERORS

SIGNED by Mr. Hu Yi Nan as director	)
for and on behalf of BESTCHEER	)	/s/ Hu Yi Nan
INTERNATIONAL LIMITED	)
in the presence of:-)

SIGNED by	)
for and on behalf of CDH INSERVICE LIMITED	)	/s/ Wu Shang Zhi
in the presence of:-)

SIGNED by Mr. Hu Yi Nan	)
for and on behalf of KINGSFORD RESOURCES	)	/s/ Hu Yi Nan
LIMITED	)
in the presence of:-)

THE TRANSFEREE

SIGNED by Mr. Hu Yi Nan	)
as director	)	/s/ Hu Yi Nan
for and on behalf of CNINSURE INC.	)
in the presence of:-)

(Executed Version)

Schedule 1 – PART A

Corporate information of the Company

Co. No.: 599853

1.	NAME OF COMPANY	:	CISG Holdings Ltd.

1.1	Date of Incorporation	:	8th June, 2004

1.2	Registered Address	:	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

1.3	Directors	:	(1) WOLANSKY Paul Steven
(2) LEUNG Ping Chun, Hermann
(3) HU Yi Nan
(4) LAI Qiu Ping
(5) LIU Zhao Hui
(6) WU Shangzhi
(7) WANG Zhenyu

1.4	Company Secretary	:	Name: Stevensec Ltd. Address: Rooms 2002-2009, 20/F, Edinburgh Tower, The Landmark, 15 Queen’s Road Central, Hong Kong

1.5	Shareholdings	:	Authorised Share Capital: RMB100,000,000 divided into 1,000,000,000 shares of RMB0.10 each. Issued Share Capital: RMB 6,842.10526 divided into 68,421.0526 shares of RMB 0.1 each

Name of Shareholders	Shareholdings	Percentage of shareholding
Bestcheer International Limited	47,840 shares	69.92%
CDH Inservice Limited	17,160 shares	25.08%
Kingsford Resources Ltd	3,421.0526 shares	5%

(Executed Version)

Schedule 1– PART B

Corporate Information of BVI CNinsure

Co. No.: 607820

1.	Name of Company	:	CNinsure Holdings Limited

2.	Date of Incorporation	:	26 July 2004

4.	Registered Address	:	P.O. Box 957 Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

5.	Directors	:	Paul Steven Wolansky Leung Ping Chung Hermann Hu Yi Nan Lai Qiu Ping Liu Zhao Hui Wu Shangzhi Wang Zhenyu

6.	Company Secretary	:	Stevensec Limited

7.	Shareholder	:	CISG Holdings Ltd.

Name of Shareholders	Shareholdings	Percentage of shareholding
CISG Holdings Ltd.	1	100%

(Executed Version)

Schedule 1 – PART C

1.	Name of Company	:	(Yiqiman Enterprise Management Consulting (Shenzhen) Co. Ltd.)

2.	Registration No.	:

3.	Permitted Period for Operation	:	From 21 January 2000 to 21 January 2020

4.	Place of Incorporation	:	PRC

5.	Registered Address	:	(Room 317, 3rd Floor Shangsha building, Tairan Road, Futian District, Shenzhen)

6.	Date of Incorporation	:	21 January 2000

7.	Shareholders		CNinsure Holdings Limited

Name of Shareholder	No. of Shares Percentage holdings
CNinsure Holdings Limited	100%

Total	100%

(Executed Version)

1.	Name of Company	:	(Haidileji Image Planning (Shenzhen) Co., Ltd.)

2.	Registration No.	:

3.	Permitted Period for Operation	:	From 7 January 2000 to 7 January 2020

4.	Place of Incorporation	:	PRC

5.	Registered Address	:	(Room 615, 6th Floor Shangsha building, Tairan Road, Futian District, Shenzhen)

6.	Shareholders		CNinsure Holdings Limited

Name of Shareholders	No. of Shares Percentage holdings
CNinsure Holdings Limited	100%

Total	100%

(Executed Version)

1.	Name of Company	:	(Shenzhen Fanhua Nanfeng Enterprise Consulting Co., Ltd.)

2.	Registration No.	:	4403011165178

3.	Permitted Period for Operation	:	From 20 January 2005 to 20 January 2025

4.	Place of Incorporation	:	PRC

5.	Registered Address	:	(Room 607, 6th Floor Shangsha building, Tairan Road, Futian District, Shenzhen)

6.	Shareholders		(Yiqiman Enterprise Management Consulting (Shenzhen) Co. Ltd.) (Haidileji Image Planning (Shenzhen) Co., Ltd)

Name of Shareholders	No. of Shares Percentage holdings
(Yiqiman Enterprise Management Consulting (Shenzhen) Co. Ltd.)	60%

(Haidileji Image Planning (Shenzhen) Co., Ltd)	40%

Total	100%

(Executed Version)

1.	Name of Company	:	(Beijing Fanlian Investment Co., Ltd.)

2.	Registration No.	:	1101051634242

3.	Permitted Period for Operation	:	From 15 December 2003 to 14 December 2023

4.	Place of Incorporation	:	PRC

5.	Registered Address	:	(7/F Yulin Building, No.5 Xiangjunnanli 2nd Alley, Chaoyang District, Beijing)

6.	Date of Incorporation	:	15 December 2003

7.	Shareholders		(Yiqiman Enterprise Management Consulting (Shenzhen) Co. Ltd.) (Beijing Ruisike Management Consulting Co., Ltd.)

Name of Shareholder	No. of Shares Percentage holdings
(Yiqiman Enterprise Management Consulting (Shenzhen) Co. Ltd.)	95%

(Beijing Ruisike Management Consulting Co., Ltd.)	5%

Total	100%

(Executed Version)

1.	Name of Company	:	(Guangdong Meidiya Investment Co., Ltd.)

2.	Registration No.	:	4400002091216

3.	Permitted Period for Operation	:	From 17 May 2002 to 17 May 2022

4.	Place of Incorporation	:	PRC

5.	Registered Address	:	(Room 603, Xiangkang Trade Mansion, 11# Sanyuanli Road, Baiyun District, Guangzhou)

6.	Date of Incorporation	:	17 May 2002

7.	Shareholders		(LAI Qiuping) (CUI Jianguo) (WANG Zhenyu)

Name of Shareholder	No. of Shares Percentage holdings
(CUI Jianguo)	24.67%
(WANG Zhenyu)	26.40%
(LAI Qiuping)	48.93%

Total	100%

(Executed Version)

1.	Name of Company	:	(Sichuan Yihe Investment Co., Ltd.)

2.	Registration No.	:	5100001816828

3.	Permitted Period for Operation	:	From 3 December 2003 to (indefinite period)

4.	Place of Incorporation	:	PRC

5.	Registered Address	:	(Room 502, 4th and 5th Floor Golden Bamboo Building, 1# Xinkai Street, Jinjiang District, Chengdu)

6.	Date of Incorporation	:	3 December 2003

7.	Shareholders		(LAI Qiuping) (CUI Jianguo) (WANG Zhenyu)

Name of Shareholder	No. of Shares Percentage holdings
(CUI Jianguo)	24.67%
(WANG Zhenyu)	26.40%
(LAI Qiuping)	48.93%

Total	100%

(Executed Version)

1.	Name of Company	:	(Fujian Fanhua Investment Co., Ltd.)

2.	Registration No.	:	3501002029063

4.	Place of Incorporation	:	PRC

5.	Registered Address	:	(Room B2, 27st Floor Hongli Building, No.168 Hudong Road, Gulou District, Fuzhou)

6.	Date of Incorporation	:	28 November 2006

7.	Shareholders		(Guangdong Tonghe Investments Co., Ltd.) (Guangdong Meidiya Invetment Co., Ltd.)

Name of Shareholder	No. of Shares Percentage holdings
(Guangdong Tonghe Investments Co., Ltd.)	44.96%

(Guangdong Meidiya Invetment Co., Ltd.)	55.04%

Total	100%

(Executed Version)

1.	Name of Company	:	(Beijing Ruisike Management Consulting CO., Ltd.)

2.	Registration No.	:	1101051808551

3.	Permitted Period for Operation	:	28/3/2005 to 27/3/2025

4.	Place of Incorporation	:	PRC

5.	Registered Address	:	(Room 302, 3rd Floor, No.99 Building, Shifoyingdongli, Chaoyang District, Beijing)

6.	Date of Incorporation	:	28/3/2005

7.	Shareholders		(Guangzhou Zhongqi Enterprise Management Consulting Co., Ltd) (Shenzhen Fanhua Nanfeng Enterprise Management Consulting Co., Ltd.)

Name of Shareholder	No. of Shares Percentage holdings
(Guangzhou Zhongqi Enterprise Management Consulting Co., Ltd)	10%

(Shenzhen Fanhua Nanfeng Enterprise Manamgent Consulting Co., Ltd.)	90%

Total	100%

(Executed Version)

1.	Name of Company	:	(Guangzhou Zhongqi Enterprise Management Consulting Co., Ltd.)

2.	Registration No.	:	4401111101594

3.	Permitted Period for Operation	:	From 14 March 2005 to 1 December 2009

4.	Place of Incorporation	:	PRC

5.	Registered Address	:	(Room 603, Xiangkang Trade Mansion, 11# Sanyuanli Road, Baiyun District, Guangzhou)

6.	Date of Incorporation	:	14 March 2005

7.	Shareholders		(LAI Qiuping) (Shenzhen Fanhua Nanfeng Enterprise Management Consulting Co., Ltd.)

Name of Shareholder	No. of Shares Percentage holdings
(LAI Qiuping)	10%

(Shenzhen Fanhua Nanfeng Enterprise Manamgent Consulting Co., Ltd.)	90%

Total	100%

(Executed Version)

1.	Name of Company	:	(Guangdong Kafusi Insurance Brokerage Co., Ltd.)

2.	Registration No.	:	4400001010089

1.	Name of Company	:	(Guangdong Nanfeng Insurance Agency Co., Ltd.)

2.	Registration No.	:	4400001901012

1.	Name of Company	:	(Beijing Fanlian Insurance Agency Co., Ltd.)

2.	Registration No.	:	1101051379147

1.	Name of Company	:	(Sichuan Fanhua Insurance Agency Co., Ltd.)

2.	Registration No.	:	5101051810229

1.	Name of Company	:	(Sichuan Bocheng Insurance Brokerage Co., Ltd.)

2.	Registration No.	:	5101072015946

1.	Name of Company	:	(Guangzhou Xiangxing Insurance Agency Co., Ltd.)

2.	Registration No.	:	4401012043060

1.	Name of Company	:	(Guangzhou Yian Insurance Agency Co., Ltd.)

2.	Registration No.	:	4401012043065

1.	Name of Company	:	(Dongguan Nanfeng Jiayu Insurance Agency Co. Ltd.)

2.	Registration No.	:	4419001905569

(Executed Version)

1.	Name of Company	:	(Foshan Tuohua Insurance Agency Co., Ltd.)

2.	Registration No.	:	44060423001859

1.	Name of Company	:	(Beijing Fanhua Insurance Agency Co., Ltd.)

2.	Registration No.	:	1101051750624

1.	Name of Company	:	(Guangdong Qicheng Insurance Brokerage Co., Ltd.)

2.	Registration No.	:	4400002290583

1.	Name of Company	:	(Beijing Fumin Insurance Agency Co., Ltd.)

2.	Registration No.	:	1101051790056

1.	Name of Company	:	(Sichuan Xintai Insurance Agency Co., Ltd.)

2.	Registration No.	:	5101042005335

1.	Name of Company	:	(Fujian Xinheng Insurance Agency Co., Ltd.)

2.	Registration No.	:	3500002001809

1.	Name of Company	:	(Hebei Anxin Insurance Agency Co., Ltd.)

2.	Registration No.	:	1301002023109

1.	Name of Company	:	(Shandong Fanhua Xintai Insurance Agency Co., Ltd.)

2.	Registration No.	:	3701001812172

(Executed Version)

1.	Name of Company	:	(Shanghai Fanhuan Guosheng Insurance Agency Co., Ltd.)

2.	Registration No.	:	3101012008587

1.	Name of Company	:	(Hunan Fanhua Insurance Agency Co., Ltd.)

2.	Registration No.	:	4301002032593

1.	Name of Company	:	(Guangzhou Desheng Insurance Brokerage Co., Ltd.)

2.	Registration No.	:	4401011111220

1.	Name of Company	:	(Shenzhen Nanfeng Insurance Agency Co., Ltd.)

2.	Registration No.	:	4403011235750

1.	Name of Company	:	(Fujian Xinheng Insurance Agency Co., Ltd.)

2.	Registration No.	:	3501002029331